EXHIBIT 99.2

SUNOCO, INC.

1818 MARKET STREET, SUITE 1500

PHILADELPHIA, PA 19103

January 9, 2012

Dear Sunoco Shareholder:

On December 1, 2011, the board of directors of Sunoco, Inc. declared a special stock dividend to its shareholders of 56,660,000 shares of common stock, par value $0.01 per share, of SunCoke Energy, Inc, all of which shares are currently owned by Sunoco and represent approximately 80.9 percent of the outstanding shares of SunCoke common stock. Following this special stock dividend, which we refer to as the distribution, Sunoco will no longer hold any shares of SunCoke common stock.

The distribution will be made on January 17, 2012, which we refer to as the distribution date, by means of a pro rata dividend to all Sunoco shareholders of record on January 5, 2012, which we refer to as the record date. As of January 5, 2012, there were 106,812,036 shares of Sunoco common stock, par value $1.00 per share, outstanding. Accordingly, Sunoco shareholders will receive 0.53046456 of a share of SunCoke common stock for every share of Sunoco common stock held as of the record date. No fractional shares of SunCoke common stock will be received by Sunoco shareholders. Instead, Sunoco shareholders will receive a cash payment in lieu of any fraction of a share of SunCoke common stock that they otherwise would have received.

If you sell your shares of Sunoco common stock prior to or on the distribution date, you also may be selling your right to receive the special stock dividend of shares of SunCoke common stock. You are encouraged to consult your financial advisor regarding the specific implications of selling Sunoco common stock prior to or on the distribution date.

Following the distribution, shares of Sunoco common stock will continue to trade on the New York Stock Exchange under the symbol “SUN,” and shares of SunCoke common stock will continue to trade on the New York Stock Exchange under the symbol “SXC.” You do not need to take any action to receive your shares of SunCoke common stock. Further, you do not need to pay any consideration for the shares of SunCoke common stock that will be distributed to you or surrender or exchange your shares of Sunoco common stock to receive the dividend of shares of SunCoke common stock. The distribution will not affect the number of shares of Sunoco common stock that you hold.

The attached information statement provides you with important information concerning the distribution, including (1) the material U.S. federal income tax treatment of the distribution, (2) how we determined the number of shares of SunCoke common stock that you will receive, (3) how fractional shares will be treated, (4) a brief description of the background and business of SunCoke, and (5) how you can obtain additional information about these matters.

On behalf of our board of directors, thank you for your continued interest in Sunoco.

Sincerely,

Lynn Elsenhans

Chairman, Chief Executive Officer and President

1818 MARKET STREET, SUITE 1500

PHILADELPHIA, PA 19103

INFORMATION STATEMENT

Spin-off of SunCoke Energy, Inc. by Sunoco, Inc.

through the Distribution of

SunCoke Energy, Inc. Common Stock

In December 2010, Sunoco, Inc. formed SunCoke Energy, Inc. as a wholly-owned subsidiary. We contributed $1,000 to SunCoke in exchange for 1,000 shares of SunCoke common stock, par value $0.01 per share. On July 18, 2011, or the separation date, we contributed the subsidiaries, assets and liabilities that were primarily related to our cokemaking and coal mining operations to SunCoke in exchange for 69,999,000 shares of SunCoke common stock. As of the separation date, we owned 100 percent of SunCoke’s outstanding common stock. On July 26, 2011, SunCoke completed the initial public offering, or IPO, of 13,340,000 shares of its common stock. Immediately following the IPO, we owned 56,660,000 shares of Suncoke’s common stock, or 80.9 percent of its outstanding common stock. On December 1, 2011, we announced that our board of directors had declared a special stock dividend to Sunoco shareholders of the 56,660,000 shares of SunCoke common stock that we own.

We are sending you this information statement in connection with the distribution. In the distribution, which will be done on a pro rata basis through a special stock dividend, holders of shares of common stock of Sunoco, par value $1.00 per share, will receive 0.53046456 of a share of SunCoke common stock for each outstanding share of Sunoco common stock that they own as of 5:00 p.m., New York City time, on January 5, 2012, which we refer to as the record date. The distribution will be made on January 17, 2012, which we refer to as the distribution date, subject to satisfaction or waiver of the conditions described below. Following the distribution, we will no longer own any shares of SunCoke.

If you sell your shares of Sunoco common stock prior to or on the distribution date, you also may be selling your right to receive the special stock dividend of shares of SunCoke common stock. You are encouraged to consult your financial advisor regarding the specific implications of selling Sunoco common stock prior to or on the distribution date.

We believe that the distribution generally will be tax free to our shareholders for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” below. You are urged to consult your own tax advisor to determine the particular tax consequences of the distribution to you in your specific circumstances, including the applicability and effect of any federal, state, local, and foreign tax laws.

No vote of Sunoco shareholders is required in connection with the distribution. Therefore, you are not required to take any action. We are sending you this information statement, which contains information about the terms of the distribution and SunCoke, for your information only. Sunoco shareholders of record on the record date will receive account statements reflecting their ownership interest in shares of SunCoke common stock. The SunCoke common stock issued in the distribution will be in book-entry form. Sunoco shareholders who hold their shares through brokers or other nominees will have their shares of SunCoke common stock credited to their accounts by their nominees or brokers. For additional information, registered shareholders in the United States and Canada should contact Sunoco’s transfer agent, Computershare Trust Company, N.A., at 1-800-888-8494. Shareholders from outside the United States may call 1-781-575-2724.

Neither the U.S. Securities and Exchange Commission nor any state securities regulators, nor any foreign securities regulatory authority, has approved or disapproved of the shares of SunCoke common stock to be issued to you pursuant to this distribution or determined if this information statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this information statement is January 9, 2012.

QUESTIONS AND ANSWERS REGARDING THE DISTRIBUTION OF SUNCOKE ENERGY, INC.

1.	I own shares of Sunoco common stock. What will I receive as a result of the distribution? Sunoco will distribute 0.53046456 of a share of SunCoke common stock for each share of Sunoco common stock outstanding as of the record date for the distribution. The final distribution ratio was calculated by dividing the 56,660,000 shares of SunCoke common stock to be distributed by the number of shares of Sunoco common stock outstanding on the record date. You will receive a cash payment for the value of any fractional share which you are entitled to receive.

2.	What is the record date for the distribution, and when will the distribution occur? The record date is January 5, 2012, and ownership of shares of Sunoco common stock on the record date is determined as of 5:00 p.m., New York City time, on that date. Shares of SunCoke common stock will be distributed on January 17, 2012. We refer to this date as the distribution date.

3.	What do I have to do to participate in the distribution? No action is required by Sunoco shareholders to receive their shares of SunCoke common stock. The distribution will be made on the distribution date on the basis of 0.53046456 of a share of SunCoke common stock for each share of Sunoco common stock held as of 5:00 p.m., New York City time, on the record date, subject to a cash payment in lieu of any fractional shares. You may also participate in the distribution if you purchase shares of Sunoco common stock in the “regular way” market following the record date as described in question 4 below.

4.	If I sell my shares of Sunoco common stock before the distribution date, will I still be entitled to receive shares of SunCoke common stock in the distribution? From the record date and up to and including the distribution date, there will be two markets in shares of Sunoco common stock and SunCoke common stock: (1) a “regular way” market and (2) a “when-issued” market. Shares of Sunoco common stock that trade on the regular way market will carry an entitlement to the special stock dividend of shares of SunCoke common stock. Therefore, if you own shares of Sunoco common stock and sell those shares on the regular way market prior to or on the distribution date, you will also be selling your right to receive the special stock dividend of shares of SunCoke common stock. The New York Stock Exchange authorized a when-issued market for Sunoco common stock, which commenced on January 3, 2012, two business days prior to the record date. Shares of Sunoco common stock that trade on the when-issued market under the symbol “SUN.wi” trade without the right to receive shares of SunCoke common stock in connection with the distribution. A when-issued market for the shares of SunCoke common stock to be distributed in the distribution commenced on January 3, 2012 on the New York Stock Exchange under the symbol “SXC.” If you sell your shares of Sunoco common stock prior to or on the distribution date, you may also be selling your right to receive the special stock dividend of shares of SunCoke common stock. You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of Sunoco common stock prior to or on the distribution date.

5.	How will the distribution affect the number of shares of Sunoco common stock I currently hold? The number of shares of Sunoco common stock you hold will not be changed as a result of the distribution. On the distribution date, Sunoco shareholders will receive 0.53046456 of a share of SunCoke common stock for each share of Sunoco common stock that they own as of 5:00 p.m., New York City time, on the record date, except for any cash in lieu of any fractional shares. While the number of shares of Sunoco common stock you hold will not change as a result of the distribution, the market value of Sunoco common stock will likely adjust to reflect the distribution and Sunoco’s disposition of SunCoke common stock.

6.	What are the U.S. federal income tax consequences of the distribution to Sunoco shareholders? Sunoco has obtained a private letter ruling from the U.S. Internal Revenue Service, or IRS, and an opinion of its outside tax advisor, in each case, reasonably acceptable to Sunoco’s board of directors that the distribution will qualify for U.S. federal income tax purposes as a reorganization under Sections 355 and 368(1)(D) of the Internal Revenue Code. Sunoco will provide its U.S. shareholders with information to enable them to compute their tax basis in both Sunoco common stock and SunCoke common stock. This information will be posted under the investor relations tab on Sunoco’s website at www.sunocoinc.com and SunCoke’s website at www.suncoke.com. See “Material U.S. Federal Income Tax Consequences” below for more information.

7.	When will I receive my shares of SunCoke common stock? Will I receive a stock certificate for shares of SunCoke common stock distributed as a result of the distribution? Registered holders of shares of Sunoco common stock who are entitled to receive the distribution will receive a book-entry account statement reflecting their ownership of shares of SunCoke common stock. For additional information, registered shareholders in the United States and Canada should contact Sunoco’s transfer agent, Computershare Trust Company, N.A., at 1-800-888-8494. Shareholders from outside the United States may call 1-781-575-2724.

8.	What if I hold my shares of Sunoco common stock through a broker, bank, or other nominee? Sunoco shareholders who hold their shares of Sunoco common stock through a broker, bank, or other nominee will have their brokerage account credited with shares of SunCoke common stock. For additional information, those shareholders should contact their broker, bank, or other nominee directly. Questions regarding the distribution can also be directed to our transfer agent, Computershare Trust Company, N.A., at 1-800-888-8494, or for shareholders from outside the United States, at 1-781-575-2724.

9.	What if I have stock certificates reflecting my shares of Sunoco common stock? Should I send them to the transfer agent or to Sunoco? No, you should not send your stock certificates to the transfer agent or to Sunoco. You should retain your Sunoco stock certificates. No certificates representing your shares of SunCoke common stock will be mailed to you. SunCoke common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system.

10.	Will Sunoco and SunCoke enter into any agreements in connection with the distribution? Sunoco and SunCoke do not intend to enter into any additional agreements in connection with the distribution. In connection with the IPO of SunCoke common stock completed on July 26, 2011, Sunoco and SunCoke entered into certain agreements governing the ongoing relationship between Sunoco and SunCoke following the IPO and in anticipation of the distribution. These agreements include a separation and distribution agreement, a registration rights agreement, a transition services agreement, a tax sharing agreement, and a guaranty, keep well agreement and indemnification agreement, copies of which were filed on August 3, 2011 as exhibits to SunCoke’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On December 1, 2011, our board of directors approved the distribution of our interest in SunCoke common stock to our shareholders. To effect the distribution, our board of directors declared a special dividend on shares of our common stock consisting of 56,660,000 shares of SunCoke common stock owned by us. On the distribution date, we will distribute, on a pro rata basis, all of the shares of SunCoke common stock that we own to our shareholders as a dividend. These shares represent approximately 80.9 percent of SunCoke’s outstanding capital stock as of the record date. As a result of the distribution, we will no longer hold any shares of SunCoke common stock.

On the distribution date, holders of shares of Sunoco common stock will be entitled to receive 0.53046456 of a share of SunCoke common stock as a dividend on each outstanding share of Sunoco common stock they own as of 5:00 p.m., New York City time, on January 5, 2012, the record date for the distribution, subject to a cash payment in lieu of any fractional shares.

You will not be required to pay any cash or other consideration for the shares of SunCoke common stock that will be distributed to you or to surrender or exchange your shares of Sunoco common stock to receive the dividend of shares of SunCoke common stock. The distribution will not affect the number of shares of Sunoco common stock that you hold.

Purpose of the Distribution

We believe that the separation of SunCoke and Sunoco and the distribution will provide significant benefits, including:

•

The separation of SunCoke and Sunoco and the distribution will allow Sunoco to operate its business without the distractions of SunCoke’s business. There is little overlap between the industries, customers, and geographies of the two businesses. The skills required to manage a growth business with international prospects, such as SunCoke’s business, are different than those needed to manage Sunoco’s more mature and localized businesses. SunCoke’s business will be better positioned for success if it is managed by executives who have the time and ability to travel extensively, oversee growth, and cultivate client relationships, domestically and abroad. Such demands are a distraction to Sunoco’s management of its other businesses. The separation of SunCoke and Sunoco and the distribution will free up time and human resources for Sunoco senior management to focus on Sunoco’s business without distraction from SunCoke’s business, while permitting SunCoke to build a management team that can focus solely on SunCoke’s strategic initiatives and future growth.

•

The separation of SunCoke and Sunoco and the distribution will also facilitate employee hiring, retention, and motivation at SunCoke by providing leadership opportunities that would not exist in the combined structure, by giving management and other employees a sense of control over their own destiny, and by aligning employees’ prospects with those of the businesses for which they work.

•

Separating SunCoke’s business from Sunoco’s other businesses will also allow each business the flexibility to establish appropriate compensation policies to best motivate employees, align employees’ incentives with those of the relevant business, and attract and retain talent. The distribution will allow Sunoco and SunCoke to establish equity-based incentive compensation programs reflective of each company’s discrete performance to motivate their respective employees.

•

SunCoke’s business and Sunoco’s business compete for capital in the current structure. Both businesses are highly capital-intensive yet have very different cash flow profiles. After the distribution, SunCoke will be able to make investments favorable to itself and its future growth without regard to the goals of Sunoco’s business.

•

Absent the distribution, SunCoke’s access to equity capital is limited by its membership in the Sunoco family of companies. As a separate entity, SunCoke will have a better, more focused story and a track record of growth to present to investors, facilitating SunCoke’s ability to raise equity capital.

•

Sunoco and SunCoke each anticipate that its stock will become a more effective acquisition currency after the separation of SunCoke and Sunoco and the distribution because equity markets tend to value “pure play” companies.

The Number of Shares You Will Receive

For each share of Sunoco common stock for which you are the holder of record as of 5:00 p.m., New York City time, on the record date, you will receive that number of shares of SunCoke common stock equal to the quotient obtained by dividing the 56,660,000 shares of SunCoke common stock to be distributed in the distribution by the total number of shares of Sunoco common stock outstanding as of 5:00 p.m., New York City time, on the record date. Based on the number of shares of Sunoco common stock outstanding at such time, you will receive 0.53046456 of a share of SunCoke common stock for each share of Sunoco common stock for which you were the holder of record as of 5:00 p.m., New York City time, on the record date, subject to a cash payment in lieu of any fractional shares. The distributed shares of SunCoke common stock will be fully paid and non-assessable and have no preemptive rights.

Trading Prior to or on the Distribution Date

If you sell your shares of Sunoco common stock prior to or on the distribution date, you may also be selling your right to receive shares of SunCoke common stock that would have been distributed to you pursuant to the distribution. You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of Sunoco common stock prior to or on the distribution date.

Transferability of Shares You Receive

The shares of SunCoke common stock distributed to Sunoco shareholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of SunCoke under the U.S. Securities Act of 1933, as amended, which we refer to as the Securities Act. Persons who may be deemed to be affiliates after the distribution generally include individuals or entities that control, are controlled by, or are under common control with, SunCoke, and include its directors, certain of its officers, and significant shareholders. SunCoke affiliates will be permitted to sell their shares of SunCoke common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

When and How You Will Receive the Distribution of the Special Stock Dividend

We will pay the special stock dividend on the distribution date by releasing our shares of SunCoke common stock for distribution by Computershare Trust Company, N.A., our distribution agent. The distribution agent will cause the shares of SunCoke common stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm.

Registered Holders. If you are the registered holder of shares of Sunoco common stock and hold your shares of Sunoco common stock either in physical form (as certificated shares) or in book-entry form, the shares of SunCoke common stock distributed to you will be registered in your name and you will become the holder of record of that number of shares of SunCoke common stock.

“Street Name” Holders. Many Sunoco shareholders have shares of Sunoco common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm (or its nominee) is the registered holder that holds the shares on your behalf. For shareholders who hold their shares of Sunoco common stock in an account with a bank or brokerage firm, the shares of SunCoke common stock being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with the shares of SunCoke common stock that you are entitled to receive in the distribution. We anticipate that this will take three to eight business days after the distribution date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of SunCoke common stock credited to your account.

Fractional Shares. Sunoco shareholders will not receive any fractional shares of SunCoke common stock in the distribution. Instead, the distribution agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices, and distribute the aggregate cash proceeds of the sales, net of brokerage fees and other costs, pro rata (based on the fractional share such holder would otherwise be entitled to receive and reduced by any required tax withholding) to each holder who otherwise would have been entitled to receive a fractional share in the distribution. Neither we, SunCoke, nor the distribution agent are required to guarantee any minimum sale price for the fractional shares of SunCoke common stock. The distribution agent, in its sole discretion, without any influence by SunCoke or us, will determine when, how, through which broker-dealer, and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.

Direct Registration System. SunCoke common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of SunCoke common stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in shares of SunCoke common stock. The distribution agent will begin mailing book-entry account statements reflecting your ownership of whole shares and the fractional shares for which you will receive cash promptly after the distribution date. You can obtain more information regarding the direct registration system by contacting SunCoke’s transfer agent and registrar. Contact information for SunCoke’s transfer agent and registrar is provided elsewhere in this information statement. If you are entitled to receive cash in lieu of fractional shares in the distribution, a check will be separately mailed to you.

Employee Stock-Based Plans

In connection with the distribution, all outstanding Sunoco equity compensation awards will receive an equitable adjustment to reflect the impact of the transaction on the price of shares of Sunoco common stock. The adjustments to each type of award currently outstanding pursuant to the Sunoco equity compensation plans will be based on the values of SunCoke common stock and Sunoco common stock (pre-distribution and post-distribution) determined in accordance with the terms of the separation and distribution agreement and are described below.

Sunoco Stock Options Held by SunCoke Energy Employees. Each vested and unvested stock option to purchase shares of Sunoco common stock held by a SunCoke Energy employee will convert into an option to purchase shares of SunCoke common stock, with adjustments to the number of shares subject to each option and the option exercise prices based on the values of Sunoco common stock and SunCoke common stock at the time of the distribution. Except as otherwise described above, following the distribution, the converted SunCoke Energy options will have the same terms and conditions, including the same exercise and vesting periods, as the options to purchase Sunoco common stock had immediately prior to the distribution.

Sunoco Performance Stock Units Held by SunCoke Employees (2009-2011 Performance Cycle). The Sunoco performance stock units (2009-2011 performance cycle) held by SunCoke Energy employees will convert into SunCoke Energy performance stock units, with adjustments to the number of performance stock units based on the values of Sunoco common stock and SunCoke common stock at the time of the distribution. Except as otherwise described above, following the distribution, the converted SunCoke Energy performance stock units will have the same terms and conditions as the Sunoco performance stock units had immediately prior to the distribution.

Sunoco Performance Stock Units Held by SunCoke Employees (2010-2012 and 2011-2013 performance cycles). The Sunoco performance stock units (2010-2012 and 2011-2013 performance cycles) held by SunCoke Energy employees will convert into time vesting SunCoke Energy common stock units with respect to the target number of shares of the original award, with adjustments to the number of common stock units based on the values of Sunoco common stock and SunCoke common stock at the time of the distribution. Except as otherwise described above, following the distribution, the converted SunCoke Energy common stock units will have the same terms and conditions as the Sunoco performance stock units had immediately prior to the distribution.

Sunoco Time Vesting Common Stock Units Held by SunCoke Employees. The time vesting Sunoco common stock units held by SunCoke Energy employees will convert into SunCoke Energy common stock units, with adjustments to the number of common stock units based on the values of Sunoco common stock and SunCoke common stock at the time of following the distribution. Except as otherwise described above, following the distribution, the converted SunCoke Energy common stock units will have the same terms and conditions, including the same vesting periods, as the Sunoco common stock units had immediately prior to the distribution.

Sunoco Stock Options Held by Sunoco Directors, Sunoco Employees and Former Sunoco Employees. Each vested and unvested stock option to purchase shares of Sunoco common stock held by a Sunoco director, Sunoco employee or former Sunoco employee will convert into an option to purchase shares of Sunoco common stock and a fully vested option to purchase shares of SunCoke common stock, with adjustments to the number of shares subject to each option and the option exercise prices based on the values of Sunoco common stock and SunCoke common stock at the time of the distribution. The allocation of the pre-distribution Sunoco option award between Sunoco stock options and SunCoke Energy stock options will be based upon the relative values of Sunoco and SunCoke Energy at the time of the distribution. Except as otherwise described above, following the distribution, the converted options will have the same terms and conditions, including the same exercise periods, as the options to purchase Sunoco common stock had immediately prior to the distribution.

Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of Sunoco common stock of the distribution. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury Regulations promulgated thereunder and judicial and administrative interpretations thereof, in each case as in effect and available as of the date of this information statement and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this document.

This summary assumes that holders of Sunoco common stock hold such stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). The summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Sunoco common stock in light of such holder’s particular circumstances nor does it address tax considerations applicable to holders that are or may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation) holders who acquired Sunoco common stock as compensation, insurance companies, financial institutions, mutual funds, certain former U.S. citizens or long-term residents of the United States, holders liable for the alternative minimum tax, holders whose functional currency is not the U.S. dollar, holders who hold their Sunoco common stock as part of a hedge, straddle, constructive sale or conversion transaction, brokers or dealers in securities, traders in securities that elect mark-to-market treatment, tax-exempt organizations, or partnerships, other pass-through entities, and the owners thereof. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. In addition, no information is provided in this summary with respect to U.S. federal estate, gift, foreign, state, or local tax considerations. This discussion does not address the tax consequences to any person who actually or constructively owns more than five percent of Sunoco common stock.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Sunoco common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding Sunoco common stock, you should consult your own tax advisor as to the tax consequences of the distribution to you.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Sunoco common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (or the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Tax-Free Status of the Distribution

Sunoco has received a private letter ruling from the IRS and an opinion from its outside tax advisor substantially to the effect that, for U.S. federal income tax purposes, the distribution, together with the contribution by Sunoco of assets of the coal mining and cokemaking businesses to SunCoke, will qualify as a reorganization under Sections 368(a)(1)(D) and 355 of the Code. The private letter ruling is based on, among other things, certain facts and assumptions as well as the accuracy of certain representations, statements and undertaking made by Sunoco and SunCoke. Although the private letter ruling is generally binding on the IRS, if the representations, statement or assumptions made in the private letter ruling are inaccurate or incomplete, then Sunoco may not be able to rely on the private letter ruling. Furthermore, the IRS does not rule on whether a distribution such as the distribution satisfies certain legal requirements necessary to obtain tax-free treatment under Section 355 of the Code; rather, the IRS requires the requesting taxpayer to make certain representations with respect to those requirements. Any inaccuracy of such representations made by Sunoco could invalidate the private letter ruling.

The tax opinion is based on, among other things, certain assumptions and certain representations, statements, and undertakings made by Sunoco and SunCoke, which if incorrect or inaccurate could jeopardize the conclusions reached in the tax opinion. Moreover, the tax opinion is not binding on the IRS or the courts and is subject to other qualifications and limitations.

You are advised to consult your own tax advisor as to the specific U.S. federal income tax consequences to you of the distribution in light of your particular circumstances and any tax consequences arising under the laws of any other taxing jurisdiction.

Material U.S. Federal Income Tax Consequences of the Distribution to U.S. Holders

Tax Consequences of the Distribution. As described above, Sunoco has received the private letter ruling and tax opinion with respect to the U.S. federal income tax consequences of the distribution. Accordingly, and based on the private letter ruling and the tax opinion, the following material U.S. federal income tax consequences will generally apply to U.S. Holders of Sunoco common stock:

•

No gain or loss will be recognized by (and no amount will be included in the income of) a U.S. Holder in connection with the distribution, except with respect to any cash received in lieu of fractional shares of SunCoke common stock.

•

A U.S. Holder’s holding period for the SunCoke common stock received in the distribution (including any fractional share interest of SunCoke common stock for which cash is received) will include the holding period for that shareholder’s Sunoco common stock.

•

A U.S. Holder’s tax basis in the shares of Sunoco common stock will be allocated between the shares of Sunoco common stock and the shares of SunCoke common stock received in the distribution (including any fractional share interest of SunCoke common stock for which cash is received) on the basis of the relative fair market values of Sunoco common stock and SunCoke common stock at the time of the distribution. The U.S. Holder’s basis in his or her Sunoco common stock will be decreased by the portion allocated to the SunCoke common stock.

•

The receipt of cash in lieu of a fractional share of SunCoke common stock will be treated as a sale of the fractional share of SunCoke common stock, and a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received and the shareholder’s basis in the fractional share of SunCoke common stock, as determined above. The gain or loss will generally be a long-term capital gain or loss if the holding period for the fractional share of SunCoke common stock, as determined by reference to such shareholder’s holding period for its Sunoco common stock, as described above, is more than one year.

U.S. Treasury regulations generally provide that if a U.S. Holder holds different blocks of Sunoco common stock (generally Sunoco common stock purchased or acquired on different dates or at different prices), the aggregate basis for each block of Sunoco common stock purchased or acquired on the same date and at the same price will be allocated, to the greatest extent possible, between the shares of SunCoke common stock received in the distribution in respect of such block of Sunoco common stock and such block of Sunoco common stock, in proportion to their respective fair market values. The holding period of SunCoke common stock received in the distribution in respect of such block of Sunoco common stock will include the holding period of such block of Sunoco common stock. If a U.S. Holder is not able to identify which particular shares of SunCoke common stock are received in the distribution with respect to a particular block of Sunoco common stock, for purposes of applying the rules described above, the shareholder may designate which shares of SunCoke common stock are received in the distribution in respect of a particular block of Sunoco common stock, provided that such designation is consistent with the terms of the distribution. U.S. Holders are urged to consult their own tax advisors regarding the application of these rules to their particular circumstances.

U.S. Treasury regulations also require each U.S. Holder who receives SunCoke common stock in the distribution to attach to the shareholder’s U.S. federal income tax return for the year in which the stock is received a detailed statement setting forth certain information relating to the tax-free nature of the distribution. Within a reasonable period of time after the distribution, Sunoco expects to make available to its shareholders information pertaining to compliance with this requirement

Notwithstanding the private letter ruling and tax opinion, the IRS could assert that the distribution and/or certain related transactions do not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in making such an assertion and the distribution were not to qualify as a tax-free distribution, then each U.S. Holder receiving shares of SunCoke common stock in the distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the SunCoke common stock received (including any fractional shares sold on behalf of the shareholder). Any such taxable distribution would be treated as a dividend to the extent of Sunoco’s current and accumulated earnings and profits and, to the extent the distribution exceeds Sunoco’s earnings and profits, such excess would be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Sunoco common stock and then as capital gain. A U.S. Holder’s aggregate tax basis in SunCoke common stock received in the distribution generally would equal the fair market value of the SunCoke common stock on the date of the distribution, and the holding period for that stock would begin the day after the date of the distribution. Sunoco would recognize gain in an amount equal to the excess of the fair market value of the SunCoke common stock distributed to U.S. Holders (including any fractional shares sold on behalf of a shareholder) over Sunoco’s adjusted tax basis in such SunCoke common stock.

Information Reporting and Backup Withholding. Payments of cash to U.S. Holders in lieu of fractional shares may be subject to information reporting and backup withholding at a rate of 28 percent, unless a shareholder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the requirements of the backup withholding rules. Backup withholding does not constitute an additional tax, but merely an advance payment, which may be refunded or credited against a shareholder’s U.S. federal income tax liability, provided that the required information is timely supplied to the IRS.

The foregoing is a summary of the material U.S. federal income tax consequences of the distribution under current law. It does not purport to address all U.S. federal income tax consequences or tax consequences that may arise under the tax laws of other jurisdictions or that may apply to particular categories of shareholders. You should consult your tax advisor as to the tax consequences of the distribution applicable to your particular circumstances, including the application of U.S. federal, state, local and foreign tax laws, and the effect of possible changes in tax laws that may affect the tax consequences described above.

INFORMATION ABOUT SUNCOKE

Overview of SunCoke

SunCoke is an independent owner and operator of five metallurgical cokemaking facilities in the eastern and midwestern regions of the United States and operator of a cokemaking facility for a project company in Brazil in which it has a preferred stock investment. The cokemaking operations include blast furnace coke manufacturing at SunCoke’s Jewell Coke Company, L.P. facility in Vansant, Virginia; Indiana Harbor Coke Company, L.P. facility in East Chicago, Indiana; Haverhill North Coke Company facility in Franklin Furnace, Ohio; Gateway Energy & Coke Company, LLC facility in Granite City, Illinois; and Middletown Coke Company, Inc. facility in Middletown, Ohio, which commenced operations in October 2011.

In addition to its cokemaking operations, SunCoke has metallurgical coal mining operations in the eastern United States. The metallurgical coal produced from underground mines in Virginia and West Virginia is used primarily at the Jewell cokemaking facility. In January 2011, SunCoke acquired Harold Keene Coal Company, Inc. and its affiliated companies, which include two active underground mines and one active surface and highwall mine that are contiguous to SunCoke’s existing mines.

Background of the Separation of SunCoke from Sunoco

In December 2010, Sunoco formed SunCoke as a wholly-owned subsidiary. We contributed $1,000 to SunCoke in exchange for 1,000 shares of SunCoke common stock, par value $0.01 per share. On the separation date, we contributed the subsidiaries, assets and liabilities that were primarily related to our cokemaking and coal mining operations to SunCoke in exchange for 69,999,000 shares of SunCoke common stock. As of the separation date, we owned 100 percent of SunCoke’s outstanding common stock. On July 26, 2011, SunCoke completed the IPO of 13,340,000 shares of its common stock. Immediately following the IPO, we owned 56,660,000 shares of SunCoke’s common stock, or approximately 80.9 percent of its outstanding common stock.

On December 1, 2011, our board of directors approved the distribution to our shareholders of all of our holdings of SunCoke common stock. On the distribution date, we will distribute all of the shares of SunCoke common stock that we own to our shareholders on a pro rata basis as a special stock dividend. Following the distribution, Sunoco will no longer own any shares of SunCoke common stock, and SunCoke will be a fully independent company.

SunCoke common stock is currently listed on the New York Stock Exchange under the symbol “SXC.” For a more complete description of SunCoke common stock, you should review SunCoke’s amended and restated certificate of incorporation and amended and restated bylaws. See “Where You Can Find Additional Information,” below, for instructions on how to obtain these documents.

SunCoke Transfer Agent and Registrar

The transfer agent and registrar for SunCoke common stock is Computershare Trust Company, N.A. Following the distribution, all correspondence regarding SunCoke common stock should be sent to the following address:

Computershare Trust Company, N.A.

Attn: SunCoke Shareholder Services

P.O. Box 43078

Providence, RI 02940-3078

Attn: SunCoke Energy, Inc.

U.S. and Canada: 1-855-879-4044

International: 781-575-2789

Internet: www.computershare.com

Hearing Impaired #:TTD: 800-952-9245

WHERE CAN YOU FIND ADDITIONAL INFORMATION

SunCoke and Sunoco are each subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements, and other information with the SEC, including financial statements. If you would like more information about SunCoke, we urge you to read SunCoke’s reports filed with the SEC.

You may read and obtain copies (at prescribed rates) of SunCoke’s and Sunoco’s reports at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain these reports at the SEC’s website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

SunCoke and Sunoco maintain websites that offer additional information about each company.

•	Visit SunCoke’s website at www.suncoke.com

•	Visit our website at www.sunocoinc.com

Information contained on any website referenced in this information statement is not incorporated by reference into this information statement.